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EXHIBIT 23.2


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 19, 1997, in the Registration Statement (Form S-4 No. 333-30699) and related Prospectus of Reliant Building Products, Inc. and subsidiaries for the registration of $70,000,000 10 7/8% Series B Senior Subordinated Notes due 2004.


                                       /s/ Ernst & Young, LLP



Dallas, Texas
August 7, 1997